                        Consent of Independent Auditors

The Board of Directors
Frontier Airlines, Inc.:

We consent to the incorporation by reference in the registration statements
Nos. 333-13333, 333-31389, 333-42746, 333-83811, and 333-86256 on Forms S-8 of
Frontier Airlines, Inc. of our report dated May 15, 2002, with respect to the balance sheets of Frontier Airlines, Inc. as of March 31, 2002 and 2001, and
the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2002, which report appears in the March 31, 2002 annual report on Form 10-K of Frontier Airlines,
Inc.

                                    KPMG LLP

Denver, Colorado
June 3, 2002